UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 26, 2012

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Genta Incorporated, (the Company), held its 2012 Annual Meeting of Stockholders on July 26, 2012. The stockholders voted on the following matters:

Proposal 1. Election of Board of Directors

Stockholders elected each of the Board’s five director nominees as set forth below:

Director	Votes For	Withheld	Broker Non-Votes
Raymond P. Warrell, Jr. M.D.	3,390,154,769	81,920,406	1,191,524,858
Marvin E. Jaffe, M.D	3,401,218,210	70,856,965	1,191,524,858
Brian M. Leyland-Jones, Ph.D.	3,393,405,614	78,669,561	1,191,524,858
Richard J. Moran	3,400,285,466	71,789,709	1,191,524,858
Christopher P. Parios	3,395,866,667	76,208,508	1,191,524,858

Proposal 2. To approve a change in corporate domicile from Delaware to California.

Stockholders voted to approve a change in the corporate domicile for the Company from Delaware to California.

For	3,366,813,093
Against	101,209,494
Abstain	4,052,588
Broker Non-Votes	1,191,524,858

Proposal 3. To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2012

Stockholders voted to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2012.

For	4,470,603,777
Against	106,998,428
Abstain	85,997,828
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date:	July 26, 2012	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance